Exhibit 10.2

VIASPACE INC.

STOCK PURCHASE AGREEMENT

This Agreement is made this 21 day of March, 2006, by and between VIASPACE Inc. (the “Corporation”), a Nevada corporation, and SNK Capital Trust (“Optionee”).

A. EXERCISE OF OPTION

1. Exercise. Optionee hereby purchases  3,571,357 shares of Common Stock (the “Purchased Shares”) pursuant to that certain amended option agreement (the “Option Agreement”) dated March 21, 2006 between the Corporation and the Optionee to purchase up to 10,714,286 shares of common stock (the “Option Shares”) at the exercise price of $0.28 per share (the “Exercise Price”).

2. Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise. The Corporation shall immediately provide to Optionee an originally executed copy of this Agreement and shall take immediate steps to initiate the issuance of the Purchased Shares.

B. SECURITIES LAW COMPLIANCE

1. Restricted Securities. The Purchased Shares have not been registered under the Securities Act of 1933 (“1933 Act”). Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2. Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares unless and until there is compliance with all of the following requirements:

(i) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3. Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

C. MISCELLANEOUS PROVISIONS

1. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

3. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules and the parties hereby consent to and agree that exclusive jurisdiction shall reside in the state and federal courts in Los Angeles County, California.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, whether or not any such entity shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

6. Notices. Any notice required to be given or delivered to the Surviving Corporation under the terms of this Agreement shall be in writing and addressed to the Surviving Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address previously provided to the Corporation. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals, or in signed fax copies to be followed by duplicate originals, by their duly authorized representatives as of the date written above.

VIASPACE Inc.		SNK Capital Trust
By:	/S/ AMJAD S. ABDALLAT	By:	/S/ GAYE KNOWLES

Name:	AMJAD S. ABDALLAT	Name:	GAYE KNOWLES

Title :	COO	Title :	TRUSTEE